Exhibit 99.1

Petrogress, Inc. Announces Supply Agreement Expanding Operations into Ghana

Partnership with Platon Gas Oil Ghana Limited expands the company’s operations into Ghana, generating enhanced revenue opportunity and strengthening its presence in West Africa

NEW YORK, March 20, 2018 -- Petrogress, Inc. (OTC:PGAS) announces that its Petrogress Co. Limited (“PGL”) subsidiary has entered into a Partnership Agreement with Platon Gas Oil Ghana Limited, a limited liability company incorporated in Ghana (“PGO”), pursuant to which PGL will supply crude oil for storage, refinement, marketing and distribution in Ghana by PGO.

Under the Partnership Agreement, PGL is expected to deliver 3,000-5,000 metric tons of crude oil on a monthly basis for storage and processing by PGO into various petroleum products, including crude oil, blend stocks, cutter stock and other feedstock. PGO will also be expected to market and distribute the refined petroleum products. Net profits from the sale of the petroleum products will be split evenly between PGL and PGO.

“We are excited about our partnership with PGO and believe it is an excellent opportunity for Petrogress to expand its supply operations into Ghana. Our companies’ combined facilities, assets and services are not only expected to provide for enhanced revenue streams, but also strengthen our footprint in West Africa,” stated Petrogress Chief Executive Officer Christos P. Traios.

About Petrogress, Inc.

Petrogress, Inc. owns and operates a fleet of tankers from its base in the historic Port of Piraeus through a series of Marshall Islands subsidiaries.  Its principal and Chief Executive Officer, Christos P. Traios, has over 25 years of experience in operating and managing shipping operations from Greece.  Currently, the Company’s ships trade off the coast of West Africa, transporting crude oil, distillates and refined products.  The Company also operates service and shipping facilities at the Port of Limassol in Cyprus and the Port of Tema, Greater Accra, in Ghana.  It is actively seeking expansion opportunities, including in operating and developing natural gas production and transmission facilities along with LNG processing in the U.S., refinery operations in north and West Africa, and the transport and sales of LNG in Europe. For more information, visit www.PetrogressInc.com

About PGL

Petrogres Co. Limited, is a Marshall Islands corporation. PGL operates as an international merchant of petroleum products specializing in crude oil and refined products trade within West African and Mediterranean countries, with a focus on the supply and trade of light petroleum fuel oil, refined oil products and other petrochemical commodities. Such products are shipped and delivered by its four beneficially-owned affiliated vessels.

About PGO

Platon Gas Oil Ghana Limited, a limited liability company incorporated in Ghana, is the current owner and operator of storage tank and refinery facilities in Ghana, in which it stores and refines petroleum products and distributes such products to local customers. PGO presently has the capacity to refine up to 10,000 metric tons of petroleum products or 75,000 barrels per month.

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in Petrogress ' reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents Petrogress’ estimates as of the date of the press release, and subsequent events and developments may cause Petrogress’ estimates to change. Petrogress specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Petrogress’ estimates of its future financial performance as of any date subsequent to the date of this press release.

Company Contact
www.PetrogressInc.com
New York:  +1 (212) 376 5228
Piraeus: +30 (210) 418 3604